Exhibit 99.3

Regional Management Corp. Appoints Elizabeth Canini as
Chief Credit Risk Officer

Greenville, South Carolina – October 28, 2026 – Regional Management Corp. (NYSE: RM), a diversified consumer finance company, announced today the appointment of Elizabeth Canini as Chief Credit Risk Officer, effective November 2, 2026.

Ms. Canini has more than 25 years of credit risk and consumer lending experience, with senior leadership roles at Citi, PNC, and HSBC. Most recently, she served as Managing Director and Senior Credit Officer for the Retail Bank at Citi, where she held independent second-line credit authority over the bank’s global residential mortgage portfolio. Prior to Citi, she spent 11 years at PNC, most recently as Senior Vice President and Head of Product Management – Student and Personal Lending, where she held full P&L responsibility for the bank’s unsecured personal lending and student lending portfolios. She began her career at HSBC, where she spent more than a decade in various credit risk roles.

“We are pleased to welcome Liz to Regional,” said Lakhbir S. Lamba, President and Chief Executive Officer of Regional Management Corp. “Liz has led consumer lending businesses and successfully overseen the credit management of large, complex portfolios, which gives her a balanced view of both growth and risk. Her depth in credit policy, analytics, and portfolio management will serve Regional well as we continue to focus on driving sustainable and profitable growth. In addition, I want to thank Manish Parmar for his many contributions to Regional over the past six years.”

“Regional has built a strong franchise serving customers who rely on accessible, easy-to-understand financial solutions,” said Ms. Canini. “I look forward to working with Lakhbir and the Regional team to further strengthen our credit capabilities and support responsible growth.”

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified consumer finance company that provides attractive, easy-to-understand installment loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other lenders. Regional Management operates under the name “Regional Finance” online and in branch locations in 20 states across the United States. Each of its loan products is structured on a fixed-rate, fixed-term basis with fully amortizing equal monthly installment payments, repayable at any time without penalty. Regional Management sources loans through its multiple channel platform, which includes branches, centrally managed direct mail campaigns, digital partners, and its consumer website. For more information, please visit www.RegionalManagement.com.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent Regional Management Corp.’s expectations or beliefs concerning future events. Forward-looking statements include, without limitation, statements concerning financial outlooks or future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements speak only as of the date on which they were made and are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. As a result, actual performance and results may differ materially from those contemplated by these forward-looking statements. Therefore, investors should not place undue reliance on forward-looking statements.

Contact:

Investor Relations
Garrett Edson, (203) 682-8331

investor.relations@regionalmanagement.com